Exhibit 10.12(b)

AMENDMENT TO GAS PURCHASE AGREEMENT

THIS AMENDMENT, dated as of February 1, 2001, by and between Atlas Resources, Inc., a Pennsylvania corporation, Atlas Energy Group, Inc., an Ohio corporation, and Resource Energy, Inc., a Delaware corporation (hereinafter collectively referred to as “Seller”), and FirstEnergy Services Corp., an assign of Northeast Ohio Gas Marketing, Inc. (“Buyer”).

WHEREAS, Buyer and Seller are parties to an Agreement dated March 31, 1999 (the “Agreement”), concerning the sale and purchase of natural gas; and

WHEREAS, Viking Resources Corporation (“Viking”), is in the business of developing and producing natural gas from wells in Ohio and Pennsylvania, and recently became an affiliate of Seller; and

WHEREAS, Viking is the owner of such natural gas or is the authorized agent for the owner of such natural gas and therefore has the authority to contract for the sale of such natural gas; and

WHEREAS, as an inducement for Buyer to establish a Guaranty to Seller from Buyer’s parent, FirstEnergy Corp., Viking has offered to sell for itself and those owners for which it is the authorized agent all of the gas produced at the meters identified on Exhibit A attached hereto, and Buyer offered to purchase such natural gas from Viking;

NOW, THEREFORE, in consideration of the mutual covenants herein, and other good and valuable consideration, the Seller and Buyer do hereby agree to amend the Agreement to include the purchase and sale of Viking’s natural gas production at the meters identified on Exhibit A.

This Amendment shall become effective upon execution by the parties.

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their corporate signatures by their duly authorized officers as of the day and year first above written.

WITNESS:	SELLERS:	ATLAS RESOURCES, INC.
ATLAS ENERGY GROUP, INC.
RESOURCE ENERGY, INC.
VIKING RESOURCES CORPORATION

By:

WITNESS:	BUYER:	FIRSTENERGY SERVICES CORP.

By: